Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
CareerOne Pty Limited
Level 11, 418a Elizabeth Street
Surry Hills NSW 2010
Australia.
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-81843, 333-63631, 333-50699, 333-18937, 333-131899, 333-151430 and 333-160196) of Monster Worldwide, Inc., of our report dated June 24, 2010, relating to the financial statements of CareerOne Pty Limited, which appears in this Form 10-K/A. Our report contains an explanatory paragraph regarding CareerOne Pty Limited’s ability to continue as a going concern.
/s/ BDO Audit (NSW-VIC) Pty Ltd
Sydney, Australia
June 24, 2010